Exhibit 11.1

                             EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share

                                For the Quarter Ended March 31, 1999
                                ------------------------------------

                                                 Income          Shares      Per-Share
                                               (Numerator)    (Denominator)   Amount
                                               -----------    -------------   ------
Net Income                                    $ 1,606,684
Less: Preferred Stock dividends                  (150,000)
                                              -----------

Basic earnings per share:
  Income available to common stockholders       1,456,684      25,203,795      $.06
                                                                               ====
Effect of dilutive securities:
  Warrants                                                         99,538
  Stock options                                                   464,476
                                                ---------      ----------

Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                  $ 1,456,684      25,767,809      $.06
                                              ===========     ===========      ====

                                For the Quarter Ended March 31, 1998
                                ------------------------------------

                                                 Income          Shares      Per-Share
                                               (Numerator)    (Denominator)   Amount
                                               -----------    -------------   ------
Net Income                                    $1,451,998
Less: Preferred Stock dividends                 (150,454)

Basic earnings per share:
  Income available to common stockholders      1,301,544       21,845,505      $.06
                                                                               ----
Effect of dilutive securities:
  12.5% Redeemable Convertible preferred stock       454           13,621
  Warrants                                                         83,887
  Stock options                                                   359,379
                                              ----------      -----------

Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                  $1,301,998       22,302,392      $.06
                                              ==========      ===========      ====


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